Pilgrim’s Pride Reports Operating Income of $328 Million with a Margin of 16.0% for the First Quarter of 2015, a Significant 95% Improvement Compared to 2014

GREELEY, Colo., April 29, 2015 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2015 financial results with Net Sales of $2.05 billion for the thirteen week period, as compared to $2.02 billion for the same period in 2014. The 2015 Q1 net income of $204.2 million was an improvement of 108% compared to the $98.1 million reported in the same period in 2014. Adjusted Earnings Per Share was $0.82 in the first quarter of 2015 compared to $0.39 in the same period last year, while adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of $363.5 million, a 17.7% margin, increased 77% compared to the $205.5 million generated in the prior year.

“We are pleased to report we are off to a strong start in 2015 in U.S. and Mexico despite some challenges in Q1. We continue to execute well against our goals of focusing on key customers, relentless pursuit of operational excellence and growing value added exports. Our strong results are a testament to the benefits of our portfolio model, which we believe provide superior results with lower volatility than our peers over time. Our portfolio strategy also enables us to take advantage of differing conditions in various markets,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“While we saw some softness in export markets, we believe these issues are temporary and will be resolved over time. Despite certain challenging market conditions for some cuts, overall cutout pricing has remained strong as consumer demands more chicken since it continues to be the most competitive protein.”

“Our team members continue to be very motivated to set the highest standards and be more efficient in every aspect of our business. We are continuing our work on zero based budgeting and are on track to capture the identified operational improvements for 2015, which will strengthen our competitive advantage.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 30, at 7:00 a.m. MDT (9 a.m. EDT). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc150430.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (866) 777-2509 within the US, or +1 (412) 317-5413, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through June 1, 2015.

About Pilgrim’s Pride

Pilgrim's Pride Corporation employs approximately 35,000 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company's primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506 8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2015	December 28, 2014
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$478,037	$576,143
Trade accounts and other receivables, less allowance for doubtful accounts	364,991	378,890
Account receivable from related parties	4,719	5,250
Inventories	788,722	790,305
Income taxes receivable	—	10,288
Current deferred tax assets	30,751	27,345
Prepaid expenses and other current assets	84,997	95,439
Assets held for sale	1,419	1,419
Total current assets	1,753,636	1,885,079
Other long-lived assets	31,488	24,406
Identified intangible assets, net	25,348	26,783
Property, plant and equipment, net	1,181,408	1,182,795
Total assets	$2,991,880	$3,119,063

Accounts payable	$412,342	$399,486
Account payable to related parties	3,698	4,862
Accrued expenses and other current liabilities	272,063	311,879
Income taxes payable	41,475	3,068
Current deferred tax liabilities	26,478	25,301
Current maturities of long-term debt	133	262
Total current liabilities	756,189	744,858
Long-term debt, less current maturities	1,150,441	3,980
Deferred tax liabilities	73,908	76,216
Other long-term liabilities	102,275	97,208
Total liabilities	2,082,813	922,262
Common stock	2,597	2,590
Additional paid-in capital	1,670,978	1,662,354
Retained earnings (accumulated deficit)	(702,763)	591,492
Accumulated other comprehensive loss	(64,629)	(62,541)
Total Pilgrim’s Pride Corporation stockholders’ equity	906,183	2,193,895
Noncontrolling interest	2,884	2,906
Total stockholders’ equity	909,067	2,196,801
Total liabilities and stockholders’ equity	$2,991,880	$3,119,063

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
	(In thousands, except per share data)
Net sales	$2,052,919	$2,018,065
Cost of sales	1,675,799	1,802,959
Gross profit	377,120	215,106
Selling, general and administrative expense	49,507	45,201
Administrative restructuring charges	—	1,713
Operating income	327,613	168,192
Interest expense, net of capitalized interest	4,855	19,473
Interest income	(1,490)	(811)
Foreign currency transaction loss	8,974	337
Miscellaneous, net	(413)	(1,006)
Income before income taxes	315,687	150,199
Income tax expense	111,494	52,012
Net income	204,193	98,187
Less: Net income (loss) attributable to noncontrolling interests	(22)	70
Net income attributable to Pilgrim’s Pride Corporation	$204,215	$98,117

Weighted average shares of common stock outstanding:
Basic	259,653	258,923
Effect of dilutive common stock equivalents	276	523
Diluted	259,929	259,446

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.79	$0.38
Diluted	$0.79	$0.38

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$204,193	$98,187
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	36,152	38,260
Foreign currency transaction loss	12,074	941
Accretion of bond discount	—	114
Loss (gain) on property disposals	(881)	570
Gain on investment securities	—	(53)
Share-based compensation	797	1,022
Deferred income tax benefit	(2,408)	—
Changes in operating assets and liabilities:
Trade accounts and other receivables	13,289	2,145
Inventories	(2,313)	14,310
Prepaid expenses and other current assets	9,294	(11,099)
Accounts payable, accrued expenses and other current liabilities	(28,702)	5,833
Income taxes	50,639	43,662
Long-term pension and other postretirement obligations	1,617	995
Other operating assets and liabilities	2,335	814
Cash provided by operating activities	296,086	195,701
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(32,591)	(47,760)
Purchases of investment securities	—	(37,000)
Proceeds from sale or maturity of investment securities	—	96,950
Proceeds from property disposals	867	1,511
Cash provided by (used in) investing activities	(31,724)	13,701
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	1,680,000	—
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(533,669)	(204,913)
Tax benefit related to share-based compensation	7,834	—
Payment of capitalized loan costs	(8,862)	—
Payment of special cash dividends	(1,498,470)	—
Cash used in financing activities	(353,167)	(204,913)
Effect of exchange rate changes on cash and cash equivalents	(9,301)	2,280
Increase in cash and cash equivalents	(98,106)	6,769
Cash and cash equivalents, beginning of period	576,143	508,206
Cash and cash equivalents, end of period	$478,037	$514,975

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Net income	$204,193	$98,187
Add:
Interest expense, net	3,365	18,662
Income tax expense (benefit)	111,494	52,012
Depreciation and amortization	36,152	38,260
Minus:
Amortization of capitalized financing costs	725	3,586
EBITDA	354,479	203,535
Add:
Foreign currency transaction losses (gains)	8,974	337
Restructuring charges	—	1,713
Minus:
Net income (loss) attributable to noncontrolling interest	(22)	70
Adjusted EBITDA	$363,475	$205,515

The summary unaudited consolidated income statement data for the twelve months ended March 29, 2015 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 30, 2014 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2014 and (2) the applicable audited consolidated income statement data for the three months ended March 29, 2015.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	June 29, 2014	September 28, 2014	December 28, 2014	March 29, 2015	March 29, 2015
	(In thousands)
Net income	$190,445	$255,803	$167,003	$204,193	$817,444
Add:
Interest expense, net	13,570	10,201	34,838	3,365	61,974
Income tax expense (benefit)	99,227	133,693	106,021	111,494	450,435
Depreciation and amortization	38,261	36,218	43,084	36,152	153,715
Asset impairments	—	—	—	—	—
Minus:
Amortization of capitalized financing costs	2,906	871	6,348	725	10,850
EBITDA	338,597	435,044	344,598	354,479	1,472,718
Add:
Foreign currency transaction losses (gains)	(1,819)	6,414	23,048	8,974	36,617
Restructuring charges	438	135	—	—	573
Minus:
Net income (loss) attributable to noncontrolling interest	85	(181)	(184)	(22)	(302)
Adjusted EBITDA	$337,131	$441,774	$367,830	$363,475	$1,510,210

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
	(In thousands)
Net income (loss) attributable to Pilgrim's Pride Corporation	$204,215	$98,117
Loss on early extinguishment of debt	68	2,376
Foreign currency transaction losses (gains)	8,974	337
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	213,257	100,830
Weighted average diluted shares of common stock outstanding	259,929	259,446
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.82	$0.39

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

				Thirteen Weeks Ended
	2012	2013	2014	March 29, 2015	March 30, 2014
	(In thousands)
Long term debt, less current maturities	$1,148,870	$501,999	$3,980	$1,150,441	$502,077
Add: Current maturities of long term debt	15,886	410,234	262	$133	$205,357
Minus: Cash and cash equivalents	68,180	508,206	576,143	$478,037	$514,975
Minus: Available-for-sale securities	—	96,902	—	$—	$37,005
Net debt (cash position)	$1,096,576	$307,125	$(571,901)	$672,537	$155,454

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended
	March 29, 2015	March 30, 2014
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,842,758	$1,794,677
Mexico:	210,161	223,388
Total net sales:	$2,052,919	$2,018,065

Sources of cost of sales by country of origin:
US:	$1,504,207	$1,621,977
Mexico:	171,616	180,982
Elimination:	(24)	—
Total cost of sales:	$1,675,799	$1,802,959

Sources of gross profit by country of origin:
US:	$338,551	$172,700
Mexico:	38,545	42,406
Elimination:	24	—
Total gross profit:	$377,120	$215,106